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                                                            EXHIBIT 8.1

                  [SONNENSCHEIN NATH & ROSENTHAL LETTERHEAD]

                                April 8, 1998

American Italian Pasta Company
1000 Italian Way
Excelsior Springs, Missouri 64024

Ladies and Gentlemen:

     We have acted as special counsel for American Italian Pasta Company, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of shares of Class A Common Stock, $.001 par value per share.


     We have examined the Registration Statement which has been filed with the Commission. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

     In addition, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the statements made in the Registration Statement under the caption "Certain United States Federal Income Tax Considerations For Non-U.S. Holders" insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate



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                                [SNR LETTERHEAD]

American Italian Pasta Company
April 8, 1998
Page 2

summaries of the matters described therein in all material respects.

     We do not express any opinion herein concerning any law other than the federal law of the United States. This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purpose without our prior written consent.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus included therein.

                                   Very truly yours,

                                   /s/ Sonnenschein Nath & Rosenthal

                                   SONNENSCHEIN NATH & ROSENTHAL